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


EXHIBIT 99.2
                     SOMERSET SAVINGS BANK AND SUBSIDIARIES
                           Consolidated Balance Sheets

                                                                                            MARCH 31,       DECEMBER 31,
                                                                                              1998             1997
                                                                                         --------------     ------------
                                                                                           (Unaudited)
                                                                                                  (In Thousands)
       ASSETS
       Cash, due from banks...........................................................     $    8,240        $    7,731
       Federal Home Loan Bank overnight deposits......................................          7,490             2,805
       Interest-bearing deposits in other banks.......................................            177               177
                                                                                           ----------        ----------
                  Total cash and cash equivalents.....................................         15,907            10,713
                                                                                           ----------        ----------
       Investment securities-fair value $82,705,000 and $89,410,000...................         82,150            89,143
       Loans, net of unearned income..................................................        416,322           419,845
       Allowance for loan losses......................................................         (7,895)           (7,668)
                                                                                           ----------        ----------
                  Loans, net..........................................................        408,427           412,177
                                                                                           ----------        ----------
       Other real estate owned, net...................................................          4,402             5,711
       Land, buildings and equipment, net.............................................         12,372            12,538
       Accrued interest receivable ...................................................          2,921             2,994
       Federal Home Loan Bank of Boston stock, at cost................................          2,513             2,273
       Deferred income taxes..........................................................          2,700             2,700
       Other assets...................................................................          1,628             1,423
                                                                                           ----------        ----------
                                                                                           $  533,020        $  539,672
                                                                                           ==========        ==========

       LIABILITIES AND STOCKHOLDERS' INVESTMENT

       Deposits.......................................................................     $  452,477        $  455,886
       Borrowed funds.................................................................         38,447            43,376
       Other liabilities..............................................................          3,446             4,533
                                                                                           ----------        ----------
                  Total liabilities...................................................        494,370           503,795
                                                                                           ----------        ----------
       Commitments and contingencies (Note 2)
       Stockholders' equity:
       Serial preferred stock $1 par value; 5,000,000 shares authorized, none issued and outstanding.....................................................
       Common stock, $1.00 par value; 20,000,000 shares authorized, 16,726,856
           and 16,659,356 shares issued and outstanding...............................         16,727            16,659
       Additional paid-in capital.....................................................         18,692            18,652
       Retained earnings..............................................................          3,231               566
                                                                                           ----------        ----------
                  Total stockholders' equity..........................................         38,650            35,877
                                                                                           ----------        ----------
                                                                                           $  533,020        $  539,672
                                                                                           ==========        ==========


             See accompanying notes to unaudited consolidated financial statements.


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

                     SOMERSET SAVINGS BANK AND SUBSIDIARIES
                        Consolidated Statements of Income


                                                                    THREE MONTHS ENDED MARCH 31,

                                                                       1998              1997
                                                                       ----              ----

                                                                  (In Thousands, Except Per Share
                                                                               Data)

                                                                            (Unaudited)

 Interest and dividend income:
   Loans......................................................      $  9,945          $  8,843
   Mortgage-backed securities.................................         1,370             1,333
   Other debt securities......................................            25                84
   Equity securities..........................................            37                68
   Short-term investments.....................................            55                56
                                                                     -------           -------
                 Total interest and dividend income...........        11,432            10,384
                                                                     -------           -------
 Interest expense:
   Deposits...................................................         5,057             4,993
   Borrowed funds.............................................           600               583
                                                                     -------            ------
                 Total interest expense.......................         5,657             5,576
                                                                     -------            ------
 Net interest income..........................................         5,775             4,808
 Provision for loan losses....................................                             300
                                                                     -------            ------
   Net interest income after provision for loan losses........         5,775             4,508
                                                                     -------            ------

 Other income:
   Net gain on sales of loans.................................             9                 6
   Gain on sale of interest rate exchange agreement...........           158
   Service charges on deposit accounts........................           143               154
   Miscellaneous income.......................................            88               122
                                                                     -------            ------
   Total other income.........................................           398               282
                                                                     -------            ------
 Operating expenses:
   Salary and employee benefits...............................         1,827             1,710
   Occupancy and equipment....................................           404               390
   Data processing............................................           152               137
   Legal and professional fees................................           110               191
   FDIC insurance assessments.................................            48               273
   Costs associated with problem assets.......................           309               390
   Net loss on other real estate owned........................            34                63
   Other general and administrative...........................           605               648
                                                                     -------            ------
                 Total operating expenses.....................         3,489             3,802
                                                                     -------            ------
 Income before income taxes...................................         2,684               988
 Income taxes.................................................            19
                                                                     -------            ------
                  Net income..................................      $  2,665          $    988
                                                                    ========          ========
 Weighted average shares outstanding..........................        16,665            16,652
                                                                    ========          ========
 Weighted average shares outstanding outstanding-assuming
 dilution.....................................................        16,964            16,832
                                                                    ========          ========
 Basic earnings per share.....................................      $   0.16          $   0.06
                                                                    ========          ========
 Diluted earnings per share...................................      $   0.16          $   0.06
                                                                    ========          ========

     See accompanying notes to unaudited consolidated financial statements.

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


                     SOMERSET SAVINGS BANK AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                               THREE MONTHS ENDED
                             MARCH 31, 1998 AND 1997


                                                                                               ACCUMULATED
                                                                   ADDITIONAL    RETAINED         OTHER
                                    COMPREHENSIVE      COMMON       PAID-IN      EARNINGS     COMPREHENSIVE
                                        INCOME         STOCK        CAPITAL      (DEFICIT)        INCOME          TOTAL
                                    -------------     --------     ----------    ---------    -------------     --------
                                                                  (IN THOUSANDS, UNAUDITED)

Balance at December 31, 1997.....                     $ 16,659      $ 18,652     $   566                        $ 35,877

Comprehensive income:
  Net income.....................     $  2,665                                     2,665                           2,665
                                      ========
Compensation  recognized on stock
option grants                                                             15                                          15
Exercise of stock options                                   68            25                                          93
                                                      --------      --------     --------                       --------
Balance March 31, 1998...........                     $ 16,727      $ 18,692     $  3,231     $     -           $ 38,650
                                                      ========      ========     ========     ===========       ========

Balance December 31, 1996........                     $ 16,652      $ 18,597     $ (5,401)                      $ 29,848

Comprehensive income:
  Net income.....................     $    988                                        988                            988
                                      ========                                   --------                       --------

Balance March 31, 1997...........                     $ 16,652      $ 18,597     $ (4,413)    $     -           $ 30,836
                                                      ========      ========     ========     ===========       ========

 The accompanying notes are an integral part of these consolidated financial statements.
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



                     SOMERSET SAVINGS BANK AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                              THREE MONTHS ENDED MARCH 31,

                                                                                                      1998            1997
                                                                                                      ----            ----
                                                                                                         (IN THOUSANDS,
                                                                                                           UNAUDITED)
Cash flows from operating activities:
  Net income..............................................................................        $  2,665        $    988
  Adjustments to reconcile net income to net cash provided by operating activities:
   Provision for loan losses..............................................................                             300
   Loans originated for sale..............................................................          (5,334)         (1,483)
   Principal balance of loans sold........................................................           5,334           1,483
   Net amortization of premiums and discounts on investment securities....................              17               7
   Amortization of net deferred loan fees and unearned income.............................            (744)           (215)
   Compensation recognized on stock option grants.........................................              15
   Depreciation and amortization expense..................................................             180             168
   Net loss on other real estate owned....................................................              34              63
  (Increase) decrease in accrued interest receivable......................................              73            (116)
  (Increase) decrease in other assets.....................................................            (205)            337
   Decrease in other liabilities..........................................................          (1,087)           (363)
                                                                                                   -------        --------
          Net cash provided by operating activities.......................................             948           1,169

Cash flows from investing activities:
 Proceeds from calls and maturities of investment securities..............................           2,000           3,000
 Purchase of investment securities........................................................                          (3,951)
 Principal payments received on mortgage-backed securities................................           4,976           1,918
 Purchase of Federal Home Loan Bank stock.................................................            (240)
 Redemption of Federal Home Loan Bank stock..............................................                            2,149
 Loans purchased..........................................................................          (5,738)
 Net (increase) decrease in loans.........................................................           9,630            (447)
 Proceeds from sales and principal reductions of other real estate owned..................           1,892             998
 Improvements to other real estate owned..................................................             (15)
 Purchase of equipment....................................................................             (14)           (340)
                                                                                                   -------        --------
          Net cash provided by investing activities.......................................          12,491           3,327

Cash flows from financing activities:
  Net increase (decrease) in deposits.....................................................          (3,409)          4,183
  Net decrease in borrowings with maturities of less than three months....................          (5,929)
  Proceeds from issuance of borrowings with maturities in excess of three months..........          26,000
  Repayment of borrowings with maturities in excess of three months.......................         (25,000)
  Exercise of stock options...............................................................              93
                                                                                                   -------        --------
          Net cash provided by (used by) financing activities.............................          (8,245)          4,183
                                                                                                   -------        --------
 Net increase in cash and cash equivalents................................................           5,194           8,679
  Cash and cash equivalents at beginning of period........................................          10,713           8,219
                                                                                                   -------        --------
  Cash and cash equivalents at end of period..............................................        $ 15,907        $ 16,898
                                                                                                  ========        ========
Supplementary Cash Flow Information:
    Interest paid on deposits.............................................................        $  5,025        $  4,945
                                                                                                  ========        ========
    Interest paid on borrowed funds.......................................................        $    669        $    582
                                                                                                  ========        ========
    Property acquired in settlement of loans..............................................        $    602        $  1,035
                                                                                                  ========        ========

 The accompanying notes are an integral part of these consolidated financial statements.
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


                     SOMERSET SAVINGS BANK AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1998


NOTE 1: BASIS OF PRESENTATION AND CONSOLIDATION

         The consolidated interim financial statements of Somerset Savings Bank and subsidiaries presented herein should be read in conjunction with the consolidated financial statements of Somerset Savings Bank in the annual report on Form 10-K for the year ended December 31, 1997.

         In the opinion of management, the financial statements reflect all adjustments (consisting solely normal recurring accruals) necessary for a fair presentation of such information. Interim results are not necessarily indicative of results to be expected for the entire year.

NOTE 2: COMMITMENTS AND CONTINGENCIES

         At March 31, 1998, the Bank had outstanding commitments to originate loans amounting to approximately $13.7 million, unadvanced funds on construction loans and lines of credit amounting to approximately $9.4 million and $17.0 million, respectively, and standby letters of credit amounting to $364,000.

NOTE 3: COMPREHENSIVE INCOME

         In June 1997, FASB issued SFAS No. 130, "Reporting Comprehensive
         Income," effective for fiscal years beginning after December 15, 1997.
         Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain FASB statements, however, require entities to report specific changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. SFAS No. 130 requires that all items of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.
         Additionally, SFAS No. 130 requires that the accumulated balance of other comprehensive income be displayed separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. The Bank adopted these disclosure requirements in the first quarter of 1998 and has presented comparative disclosure for the quarter ended March 31, 1997. The Bank had no other components of comprehensive income other than net income.

NOTE 4: SEGMENTS AND RELATED INFORMATION

         In June 1997, FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," effective for fiscal years beginning after December 15, 1997. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual and interim financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Statement also requires descriptive information about the way that the operating segments were determined, the products and services provided by the operating segments, differences between the measurements used in reporting segment information and those used by the enterprise in its general purpose financial statements, and changes in the measurement of segment amounts from period to period. The Bank has determined that its business is comprised of a single segment and that SFAS No. 131, therefore, has no impact on the consolidated financial statements.

NOTE 5: EARNINGS PER SHARE

         In February 1997, FASB issued SFAS No. 128, "Earnings Per Share," which requires that earnings per share be calculated on a basic and a dilutive basis. Basic earnings per share represents income available to common stock divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed conversion. Potential common shares that may be issued by the Bank relate solely to outstanding stock options and are determined using the treasury stock method. The assumed conversion of outstanding dilutive stock options would increase shares outstanding but would not require an adjustment to income as a result of the conversion. SFAS No. 128 is effective for interim and annual periods ending after December 15, 1997, and requires the restatement of all prior-period earnings per share data presented.